EXHIBIT 21.1

Name	Organized Under Laws Of
The Chemours Holding Company, S. de R.L. de C.V.	Mexico
Antec International Ltd.	United Kingdom
International Dioxcide, Inc.	Delaware
ChemFirst Inc.	Mississippi
First Chemical Corporation	Mississippi
First Chemical Holdings, LLC	Mississippi
First Chemical Texas, L.P	Delaware
FT Chemical, Inc.	Texas
The Chemours (Changshu) Fluoro Technology Company Limited	China
Chemours Titanium Tachnologies (Taiwan) Ltd.	Taiwan
DuPont Haohua Chenguang Fluoromaterials (Shanghai) Co., Ltd.	China
The Chemours Company North America, Inc.	Delaware
MDF Fluorochemicals Company, Ltd.	Japan
The Chemours Company	Delaware
The Chemours Company FC, LLC	Delaware
The Chemours Company TT, LLC	Pennsylvania
The Chemours Company Global Operations, LLC	Delaware
The Chemours Company Worldwide Operations, Inc.	Delaware
The Chemours Company Asia Pacific Operations, Inc.	Delaware
The Chemours Company Delaware Operations, Inc.	Delaware
The Chemours Company International, LLC	Delaware
The Chemours Company Netherlands, LLC	Delaware
The Chemours Company EMEA, LLC	Delaware
The Chemours Canada Company	Canada
The Chemours Company Industria E Comercio de Produtos Quimicos Ltda.	Brazil
The Chemours Company Mexicana S. de R.L. de C.V.	Mexico
Chemours Belgium BVBA	Belgium
Chemours France SAS	France
Chemours Deutschland GmbH	Germany
Chemours Netherlands BV	Netherlands
TCC Holding 1 C.V.	Netherlands
TCC Holding 2 C.V.	Netherlands
Chemours NL Holding 1 B.V.	Netherlands
Chemours NL Holding 2 B.V.	Netherlands
Chemours NL Holding 3 B.V.	Netherlands
Chemours NL Holding 5 B.V.	Netherlands
Chemours International Operations Sàrl	Switzerland
Chemours Services Sàrl	Switzerland
TCC Holding 3 C.V.	Netherlands
Shenzhen Chemours Investment Co., Ltd.	China
The Chemours Chemical (Shanghai) Company Limited	China
Chemours Hong Kong Holding Limited	Hong Kong
Chemours Kabushiki Kaisha	Japan
The Chemours Company Malaysia Sdn. Bhd.	Malaysia
The Chemours Company Singapore Pte. Ltd.	Singapore
The Chemours (Taiwan) Company Limited	Taiwan
The Chemours (Thailand) Company Limited	Thailand
Sentinel Transportation, LLC	Delaware
Initiatives Inc. S.A. de C.V.	Mexico

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.